Exhibit 99.4

NDCHealth (GAAP) (Unaudited)

(in thousands)

	Fiscal 2003					Fiscal 2004
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	YTD	Qtr 1	Qtr 2	Qtr 3	Qtr 4	YTD
Revenue:
Network Services and Systems	$59,270	$63,128	$63,432	$68,247	$254,077	$63,058	$66,859	$66,248	$60,881	$257,046
Information Management	34,589	36,045	39,079	39,487	149,200	35,941	38,762	37,918	36,708	149,329
Pharmacy Benefit Services	3,049	3,050	3,036	3,558	12,693	4,642	4,802	6,585	13,879	29,908

	96,908	102,223	105,547	111,292	415,970	103,641	110,423	110,751	111,468	436,283
Operating Expenses:
Cost of Service	49,120	49,341	50,376	55,024	203,861	51,426	53,049	54,194	64,377	223,046
Sales, General and Administrative	19,035	20,936	21,177	23,561	84,709	22,055	23,538	24,589	26,670	96,852
Depreciation and Amortization	7,311	7,206	7,885	7,744	30,146	8,579	8,694	8,927	9,668	35,868
Restructuring and Other Charges	—	—	2,283	2,775	5,058	1,499	1,798	—	1,818	5,115

	75,466	77,483	81,721	89,104	323,774	83,559	87,079	87,710	102,533	360,881

Operating Income	21,442	24,740	23,826	22,188	92,196	20,082	23,344	23,041	8,935	75,402

Other Income (Expense)
Interest and Other Income	256	214	311	411	1,192	102	155	114	99	470
Interest and Other Expense	(3,131)	(3,387)	(7,503)	(7,138)	(21,159)	(7,413)	(7,320)	(6,720)	(6,328)	(27,781)
Minority Interest in (Earnings) Losses	(139)	60	(194)	1,088	815	(151)	(267)	(80)	63	(435)
Early Extinguishment of Debt	—	(921)	(1,438)	—	(2,359)	—	—	—	(143)	(143)
Gain (Loss) Related to Investments	—	—	(14,955)	500	(14,455)	—	—	—	(4,475)	(4,475)

Other Income (Expense)	(3,014)	(4,034)	(23,779)	(5,139)	(35,966)	(7,462)	(7,432)	(6,686)	(10,784)	(32,364)

Income (Loss) from Continuing Operations before Income Taxes	18,428	20,706	47	17,049	56,230	12,620	15,912	16,355	(1,849)	43,038
Income Taxes	6,636	7,455	3,218	6,138	23,447	4,732	5,957	6,133	(132)	16,690

Income (Loss) from Continuing Operations	11,792	13,251	(3,171)	10,911	32,783	7,888	9,955	10,222	(1,717)	26,348

Loss from Discontinued Operations	(627)	(574)	(529)	(451)	(2,181)	(534)	(1,221)	(946)	(14,014)	(16,715)

Net Income	$11,165	$12,677	$(3,700)	$10,460	$30,602	$7,354	$8,734	$9,276	$(15,731)	$9,633

Income (Loss) from Continuing Operations	0.34	0.38	(0.09)	0.31	0.95	0.23	0.29	0.29	(0.05)	0.75

Loss from Discontinued Operations	(0.02)	(0.02)	(0.02)	(0.01)	(0.06)	(0.02)	(0.04)	(0.03)	(0.39)	(0.48)

Basic Earnings (Loss) per Share	0.32	0.37	(0.11)	0.30	0.88	0.21	0.25	0.26	(0.44)	0.27

Shares	34,474	34,559	34,623	34,682	34,591	34,746	34,824	35,232	35,603	35,101
Income (Loss) from Continuing Operations	0.33	0.37	(0.09)	0.31	0.94	0.22	0.28	0.28	(0.05)	0.74

Loss from Discontinued Operations	(0.02)	(0.01)	(0.02)	(0.01)	(0.06)	(0.02)	(0.03)	(0.03)	(0.39)	(0.47)

Diluted Earnings (Loss) per Share	0.32	0.36	(0.11)	0.30	0.88	0.21	0.25	0.26	(0.44)	0.27

Shares	39,196	38,856	34,623	34,992	34,941	35,114	35,619	36,284	35,603	35,847